Exhibit 5.1

9 APPOLD STREET  |  LONDON  |  EC2A 2AP

WWW.SHEARMAN.COM  |  T +44 (0) 207 655 5000  |  F +44 (0) 207 655 5500

David.Dixter@shearman.com	June 12, 2017

+44 207 655 5633

The Board of Directors

Nokia Corporation

Karaportti 3

FI-02610 Nokia Group
Espoo

Finland

Nokia Corporation

Ladies and Gentlemen:

We have acted as counsel to Nokia Corporation, a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”), in connection with the purchase of $500,000,000 aggregate principal amount of the Company’s 3.375% Notes due 2022 and $500,000,000 aggregate principal amount of the Company’s 4.375% Notes due 2027 (together, the “Notes”) pursuant to, and subject to the terms and conditions set forth in, the Pricing Agreement, dated June 5, 2017 (the “Pricing Agreement”), among the Company and each of the representatives name therein. The Notes will be issued pursuant to an indenture, dated as of the date hereof (the “Base Indenture”), between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of the date hereof among the Company, the Trustee and The Bank of New York Mellon acting through its London Branch, as paying agent (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the form of the Indenture, the Pricing Agreement, the Officer’s Certificate pursuant to Section 2.04 of the Indenture and such originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DUBAI  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK
PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SAUDI ARABIA*  |  SHANGHAI  |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

WE OPERATE IN THE UK AND ITALY AS SHEARMAN & STERLING (LONDON) LLP, A LIMITED LIABILITY PARTNERSHIP ORGANISED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS. SHEARMAN & STERLING (LONDON) LLP IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY (FIRM SRA NUMBER 211340). A LIST OF ALL PARTNERS’ NAMES, WHICH INCLUDES SOLICITORS AND REGISTERED FOREIGN LAWYERS, IS OPEN FOR INSPECTION AT THE ABOVE ADDRESS. EACH PARTNER OF SHEARMAN & STERLING (LONDON) LLP IS ALSO A PARTNER OF SHEARMAN & STERLING LLP WHICH HAS OFFICES IN THE OTHER CITIES NOTED ABOVE.

*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

We have also reviewed the following:

(a)           The automatic shelf registration statement on Form F-3 (Registration No. 333-218330) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on May 30, 2017 (such registration statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act , and the documents incorporated by reference therein, hereinafter referred to as the “Registration Statement”).

(b)           The base prospectus, dated May 30, 2017 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein, which was included as part of the Registration Statement at the time it became effective on May 30, 2017 (the “Base Prospectus”).

(c)           The preliminary prospectus supplement relating to the Securities, dated June 5, 2017 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission , including the documents incorporated by reference therein, hereinafter collectively referred to as the “Preliminary Prospectus”).

(d)           The free writing prospectus of the Company relating to the Securities, dated June 5, 2017, in the form first filed by the Company pursuant to Rule 433 under the Securities Act with the Commission (the “Free Writing Prospectus”).

(e)           The final prospectus supplement relating to the Securities, dated June 5, 2017 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission , including the documents incorporated by reference therein, hereinafter collectively referred to as the “Prospectus”).

(f)            Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)   The genuineness of all signatures.

(b)   The authenticity of the originals of the documents submitted to us.

(c)   The conformity to authentic originals of any documents submitted to us as copies.

(d)   As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)   That the Indenture is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)    That:

(i)            The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)           The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Indenture.

(iii)          The execution, delivery and performance by the Company of the Indenture will be duly authorized by all necessary action (corporate or otherwise) and will not:

(A)          contravene its certificate or articles of incorporation, by-laws or other organizational documents; or

(B)          violate any law, rule or regulation applicable to it.

(g)   That the execution, delivery and performance by the Company of the Indenture does not and will not result in any conflict with or breach of any agreement or document binding on the Company.

(h)   That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

(i)    That any terms of the Notes that are not specified in the Indenture will comply with applicable law and will be valid, binding and enforceable.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indenture or the transactions governed by the Indenture. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indenture or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Indenture or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we advise you that, in our opinion, that the Notes have been duly executed by the Company to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Pricing Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a)   Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)   Our opinions set forth above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)   Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law. We understand that, with respect to all matters of law of the Republic of Finland, you are relying on the opinion of Roschier, Attorneys Ltd, Finnish counsel to the Company, dated the date hereof.

We understand that this opinion is to be used in connection with the Final Prospectus Supplement. We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Company on the date hereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/Shearman & Sterling (London) LLP